UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 24, 2023
NELNET, INC.
(Exact name of registrant as specified in its charter)

Nebraska	001-31924	84-0748903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South 13th Street, Suite 100
Lincoln,	Nebraska	68508
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (402) 458-2370
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, Par Value $0.01 per Share	NNI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                    ☐

Item 1.01 Entry into a Material Definitive Agreement.
On April 24, 2023, Nelnet Diversified Solutions, LLC (NDS), a subsidiary of Nelnet, Inc. (the “Company”), received a Solicitation, Offer, and Award Contract from the United States Department of Education (the “Department”), pursuant to which NDS was selected to provide continued servicing capabilities for the Department's Office of Federal Student Aid's student aid recipients under a new Unified Servicing and Data Solution (USDS) contract (the "New Government Servicing Contract") which will replace the existing legacy Department student loan servicing contracts for Direct Loans and federally managed Federal Family Education Loan (FFEL) Program loans that are currently scheduled to expire December 14, 2023.
The New Government Servicing Contract is effective April 24, 2023 and has a five year base period, with 2 two-year and 1 one-year possible extensions. The Department's total loan servicing volume of more than 37 million borrowers will be allocated by the Department to NDS and four other servicers that were awarded a USDS contract. Under the New Government Servicing Contract, NDS will begin immediately to make required servicing platform enhancements, for which NDS will be compensated from the Department on certain of these investments. In a press release issued on April 24, 2023 by the Department's Office of Federal Student Aid (FSA), FSA indicated that servicing under the USDS contracts will go live in 2024 and to maintain stability as the new loan servicing environment gets underway, FSA will extend the current legacy servicing contracts with the Department from December 14, 2023 to December 2024. Until servicing under the USDS contracts goes live, the Company will continue to earn revenue for servicing borrowers under its current legacy servicing contracts with the Department, which were last amended in March 2023. Pricing under the New Government Servicing Contract for each year of the contract's base period and all option periods includes common pricing for services to be performed under the contract, including servicing system operations, cybersecurity services, contact center and back-office processing and maintenance, website and mobile services, user authentication services, fulfillment services, development and modernization enhancements, loan consolidation origination and disbursement, and specialty tasks.
The foregoing summary of the New Government Servicing Contract does not purport to be a complete description of all of the provisions of the contract, and is qualified in its entirety by the text of the New Government Servicing Contract, a copy of which is filed as Exhibit 10.1 to this report.
On April 25, 2023, the Company issued a press release announcing the award of the New Government Servicing Contract. A copy of the press release is furnished as Exhibit 99.1 to this report.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed or furnished as part of this report:

Exhibit No.	Description

10.1 * #	Student Loan Servicing Contract between the United States Department of Education and Nelnet Diversified Solutions, LLC

99.1 **	Press release dated April 25, 2023 - "Nelnet Awarded U.S. Department of Education's USDS Loan Servicing Contract."

104	Cover Page Interactive Data File (formatted as Inline XBRL and included as Exhibit 101).

*    Filed herewith

**    Furnished herewith

#    Certain portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NELNET, INC.
Date: April 25, 2023                By:    /s/ JAMES D. KRUGER
Name:    James D. Kruger
Title:    Chief Financial Officer